EXHIBIT 24


                               POWER OF ATTORNEY


Each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Wolverine World Wide, Inc., does hereby appoint GEOFFREY B. BLOOM and BLAKE W. KRUEGER, and any of them severally, his or her true and lawful attorney or attorneys to execute in his or her name, in his or her capacity as a director of officer, or both, as the case may be, of Wolverine World Wide, Inc., a Form S-8 Registration Statement of Wolverine World Wide, Inc. with respect to the issuance of up to 120,000 shares of its Common Stock, $1.00 par value, to be offered in connection with the Wolverine World Wide, Inc. 1994 Directors' Stock Option Plan, any and all amendments to such Registration Statement and post-effective amend-ments thereto, and to file the same with the Securities and Exchange Com-mission. Each of such attorneys shall have full power and authority to do and to perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of such attorneys and each of them.

     Signature                     Title                         Date


/s/ Phillip D. Matthews       Chairman of the Board         May 17, 1994
Phillip D. Matthews


/s/ Thomas D. Gleason         Vice Chairman of the          May 16, 1994
Thomas D. Gleason               Board


/s/ Daniel T. Carroll         Director                      May 17, 1994
Daniel T. Carroll


/s/ Stuart J. Northrop        Director                      May 17, 1994
Stuart J. Northrop


/s/ David T. Kollat           Director                      May 18, 1994
David T. Kollat


/s/ David P. Mehney           Director                      May 16, 1994
David P. Mehney


/s/ Joseph A. Parini          Director                      May 17, 1994
Joseph A. Parini


     Signature                     Title                         Date


/s/ Geoffrey B. Bloom         President, Chief Executive    May 17, 1994
Geoffrey B. Bloom               Officer and Director


/s/ Stephen L. Gulis, Jr.     Vice President Finance,       May 17, 1994
Stephen L. Gulis, Jr.           Principal Financial
                                Officer and Principal
                                Accounting Officer